K-FED BANCORP
1359 N. Grand Avenue
Covina, California 91724-1016

For Additional Information Contact:
K. M.  Hoveland, President/CEO
Dustin Luton, Chief Financial Officer
(626) 339-9663

K-FED BANCORP DECLARES QUARTERLY DIVIDEND

Covina, California – April 27, 2010 – K-Fed Bancorp (NASDAQ: KFED) announced today that on April 24, 2010 its Board of Directors declared a quarterly cash dividend of $0.11 per share on its common stock. The dividend will be paid on May 26, 2010 to the shareholders of record as of the close of business on May 10, 2010.

K-Fed Mutual Holding Company, the parent company of K-Fed Bancorp which holds 8,861,750 of the outstanding shares of K-Fed Bancorp, waived its receipt of the dividend.

K-Fed Bancorp is the parent corporation for Kaiser Federal Bank, a federally chartered savings association headquartered in Covina, California.  The Bank operates three full service branches and six financial service centers in California, as well as a statewide network of 57 ATMs.

K-Fed Bancorp stock trades on NASDAQ under the KFED symbol.  For additional information, visit www.k-fed.com or www.kaiserfederal.com.